Chewy Announces Fiscal Fourth Quarter and Full Year 2024 Financial Results

PLANTATION, Fla., March 26, 2025 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy”), a trusted destination for pet parents and partners everywhere, has released its financial results for the fiscal fourth quarter and full year 2024 ended February 2, 2025.

Fiscal Q4 2024 Results (1):

•Net sales of $3.25 billion improved 14.9 percent year over year
•Gross margin of 28.5 percent expanded 30 basis points year over year
•Net income of $22.8 million, including share-based compensation expense and related taxes of $99.7 million
•Net margin of 0.7 percent declined 40 basis points year over year
•Basic earnings per share of $0.06, a decrease of $0.01 year over year
•Diluted earnings per share of $0.05, a decrease of $0.02 year over year
•Adjusted EBITDA (2) of $124.5 million, an increase of $38.1 million year over year
•Adjusted EBITDA margin (2) of 3.8 percent expanded 70 basis points year over year
•Adjusted net income (2) of $120.0 million, an increase of $39.7 million year over year
•Adjusted basic earnings per share (2) of $0.29, an increase of $0.10 year over year
•Adjusted diluted earnings per share (2) of $0.28, an increase of $0.10 year over year

Fiscal 2024 Results (1):

•Net sales of $11.86 billion improved 6.4 percent year over year
•Gross margin of 29.2 percent expanded 80 basis points year over year
•Net income of $392.7 million, including share-based compensation expense and related taxes of $332.1 million
•Net margin of 3.3 percent expanded 290 basis points year over year
•Basic earnings per share of $0.93, an increase of $0.84 year over year
•Diluted earnings per share of $0.91, an increase of $0.82 year over year
•Adjusted EBITDA (2) of $570.5 million, an increase of $202.5 million year over year
•Adjusted EBITDA margin (2) of 4.8 percent expanded 150 basis points year over year
•Adjusted net income (2) of $446.8 million, an increase of $150.6 million year over year
•Adjusted basic earnings per share (2) of $1.06, an increase of $0.37 year over year
•Adjusted diluted earnings per share (2) of $1.04, an increase of $0.35 year over year

“Topline growth and profitability exceeded the high-end of our guidance ranges for both the fourth quarter and full year 2024,” said Sumit Singh, Chief Executive Officer of Chewy. “Our performance was underpinned by strong active customer growth, and compelling Autoship customer loyalty. As we embark on 2025, the momentum in the business has remained strong and we remain committed to executing Chewy’s strategic priorities as we continue to drive innovation across the pet category.”

Management will host a conference call and webcast to discuss Chewy’s financial results today at 8:00 am ET.

Chewy Fiscal Fourth Quarter and Full Year 2024 Financial Results Conference Call
When: Wednesday, March 26, 2025
Time: 8:00 am ET
Live webcast and replay: https://investor.chewy.com
Conference call registration: https://events.q4inc.com/attendee/666747821

(1)    Includes the impact of the 14th and 53rd week in Q4 and Fiscal Year 2024, respectively.
(2)    Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted basic and diluted earnings per share are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About Chewy

Our mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe that we are the preeminent online source for pet products, supplies and prescriptions as a result of our broad selection of high-quality products and services, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch to build brand loyalty and drive repeat purchasing. We seek to continually develop innovative ways for our customers to engage with us, as our websites and mobile applications allow our pet parents to manage their pets’ health, wellness, and merchandise needs, while enabling them to conveniently shop for our products. We partner with approximately 3,200 of the best and most trusted brands in the pet industry, and we create and offer our own private brands. Through our websites and mobile applications, we offer our customers approximately 130,000 products and services offerings, to bring what we believe is a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our share repurchase program, our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to, our ability to: sustain our recent growth rates and successfully manage challenges to our future growth, including introducing new products or services, improving existing products and services, and expanding into new jurisdictions and offerings; successfully respond to business disruptions; successfully manage risks related to the macroeconomic environment, including any adverse impacts on our business operations, financial performance, supply chain, workforce, facilities, customer services and operations; acquire and retain new customers in a cost-effective manner and increase our net sales, improve margins and maintain profitability; manage our growth effectively; maintain positive perceptions of the Company and preserve, grow, and leverage the value of our reputation and our brand; limit operating losses as we continue to expand our business; forecast net sales and appropriately plan our expenses in the future; estimate our market share; strengthen our current supplier relationships, retain key suppliers, and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; limit our losses related to online payment methods; maintain and scale our technology, the reliability of our websites, mobile applications, and network infrastructure, including through the use of artificial intelligence; maintain adequate cybersecurity with respect to our systems and retain third-party service providers that do the same with respect to their systems; maintain consumer confidence in the safety, quality and health of our products; limit risks associated with our suppliers and our outsourcing partners; comply with existing or future laws and regulations in a cost-efficient manner; utilize net operating loss and tax credit carryforwards, and other tax attributes; adequately protect our intellectual property rights; successfully defend ourselves against any allegations or claims that we may be subject to; attract, develop, motivate and retain highly-qualified and skilled employees; respond to economic conditions, industry trends, and market conditions, and their impact on the pet products market; reduce merchandise returns or refunds; respond to severe weather and limit disruption to normal business operations; manage new acquisitions, investments or alliances, and integrate them into our existing business; successfully compete in new offerings; manage challenges presented by international markets; successfully compete in the pet products and services health and retail industry, especially in the e-commerce sector; comply with the terms of our credit facility; raise capital as needed; and maintain effective internal control over financial reporting.

You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission, and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that such information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CHEWY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	February 2, 2025	January 28, 2024
Assets
Current assets:
Cash and cash equivalents	$595,765	$602,232
Marketable securities	899	531,785
Accounts receivable	169,031	154,043
Inventories	836,695	719,273
Prepaid expenses and other current assets	59,976	97,015
Total current assets	1,662,366	2,104,348
Property and equipment, net	562,180	521,298
Operating lease right-of-use assets	450,393	474,617
Goodwill	39,442	39,442
Deferred tax assets	257,453	—
Other non-current assets	42,693	47,146
Total assets	$3,014,527	$3,186,851
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,175,869	$1,104,940
Accrued expenses and other current liabilities	1,030,854	1,005,937
Total current liabilities	2,206,723	2,110,877
Operating lease liabilities	502,404	527,795
Other long-term liabilities	43,941	37,935
Total liabilities	2,753,068	2,676,607
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of February 2, 2025 and January 28, 2024	—	—
Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 193,892,875 and 132,913,046 shares issued and outstanding as of February 2, 2025 and January 28, 2024, respectively	1,939	1,329
Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 219,698,561 and 298,863,356 shares issued and outstanding as of February 2, 2025 and January 28, 2024, respectively	2,197	2,989
Additional paid-in capital	1,840,160	2,481,984
Accumulated deficit	(1,582,914)	(1,975,652)
Accumulated other comprehensive income (loss)	77	(406)
Total stockholders’ equity	261,459	510,244
Total liabilities and stockholders’ equity	$3,014,527	$3,186,851

CHEWY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	February 2, 2025	January 28, 2024	February 2, 2025	January 28, 2024

Net sales	$3,247,386	$2,825,904	$11,861,335	$11,147,720
Cost of goods sold	2,321,383	2,027,819	8,393,631	7,986,202
Gross profit	926,003	798,085	3,467,704	3,161,518
Operating expenses:
Selling, general and administrative	700,705	626,030	2,551,004	2,442,683
Advertising and marketing	235,010	194,036	804,113	742,460
Total operating expenses	935,715	820,066	3,355,117	3,185,143
(Loss) income from operations	(9,712)	(21,981)	112,587	(23,625)
Interest income, net	3,723	31,384	35,068	58,501
Other income, net	3,292	27,122	4,038	13,354
(Loss) income before income tax (benefit) provision	(2,697)	36,525	151,693	48,230
Income tax (benefit) provision	(25,489)	4,639	(241,045)	8,650
Net income	$22,792	$31,886	$392,738	$39,580

Other comprehensive income
Net income	$22,792	$31,886	$392,738	$39,580
Foreign currency translation adjustments	(587)	(406)	483	(406)
Comprehensive income	$22,205	$31,480	$393,221	$39,174

Earnings per share attributable to common Class A and Class B stockholders:
Basic	$0.06	$0.07	$0.93	$0.09
Diluted	$0.05	$0.07	$0.91	$0.09
Weighted-average common shares used in computing earnings per share:
Basic	407,834	431,600	421,351	429,457
Diluted	424,125	433,942	430,990	432,040

CHEWY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	53 Weeks Ended	52 Weeks Ended
	February 2, 2025	January 28, 2024
Cash flows from operating activities
Net income	$392,738	$39,580
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	114,557	109,693
Share-based compensation expense	306,435	239,107
Non-cash lease expense	32,951	37,818
Change in fair value of equity warrants and investments	(1,504)	(13,069)
Deferred income tax benefit	(257,453)	—
Unrealized foreign currency losses (gains), net	1,122	(391)
Other	1,049	3,914
Net change in operating assets and liabilities:
Accounts receivable	(15,069)	(27,072)
Inventories	(117,814)	(41,259)
Prepaid expenses and other current assets	(14,049)	(50,099)
Other non-current assets	3,543	(29,942)
Trade accounts payable	71,080	71,762
Accrued expenses and other current liabilities	109,682	152,329
Operating lease liabilities	(32,018)	(27,179)
Other long-term liabilities	1,075	21,019
Net cash provided by operating activities	596,325	486,211
Cash flows from investing activities
Capital expenditures	(143,831)	(143,282)
Proceeds from sales and maturities of marketable securities	538,402	3,078,000
Purchases of marketable securities	—	(3,221,714)
Cash paid for acquisition of business, net of cash acquired	—	(367)
Net cash provided by (used in) investing activities	394,571	(287,363)
Cash flows from financing activities
Repurchases of common stock	(942,848)	—
Income taxes paid for, net of proceeds from, parent reorganization transaction	(51,949)	60,601
Payments of secondary offering costs	(1,066)	—
Principal repayments of finance lease obligations	(866)	(510)
Capital contribution from parent reorganization transaction	—	21,966
Payments for tax sharing agreement with related parties	—	(10,279)
Other	(13)	(180)
Net cash (used in) provided by financing activities	(996,742)	71,598
Effect of exchange rate changes on cash and cash equivalents	(621)	145
Net (decrease) increase in cash and cash equivalents	(6,467)	270,591
Cash and cash equivalents, as of beginning of period	602,232	331,641
Cash and cash equivalents, as of end of period	$595,765	$602,232

Key Financial and Operating Data

We measure our business using both financial and operating data and use the following metrics and measures to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies, and monitoring our business.

	14 Weeks Ended (1)	13 Weeks Ended		53 Weeks Ended (1)	52 Weeks Ended
(in thousands, except net sales per active customer, per share data, and percentages)	February 2, 2025	January 28, 2024	% Change	February 2, 2025	January 28, 2024	% Change
Financial and Operating Data
Net sales	$3,247,386	$2,825,904	14.9%	$11,861,335	$11,147,720	6.4%
Net income (2)	$22,792	$31,886	(28.5)%	$392,738	$39,580	n/m
Net margin (2)	0.7%	1.1%		3.3%	0.4%
Adjusted EBITDA (3)	$124,533	$86,467	44.0%	$570,537	$368,068	55.0%
Adjusted EBITDA margin (3)	3.8%	3.1%		4.8%	3.3%
Adjusted net income (3)	$120,009	$80,278	49.5%	$446,785	$296,231	50.8%
Earnings per share, basic (2)	$0.06	$0.07	(14.3)%	$0.93	$0.09	n/m
Earnings per share, diluted (2)	$0.05	$0.07	(28.6)%	$0.91	$0.09	n/m
Adjusted earnings per share, basic (3)	$0.29	$0.19	52.6%	$1.06	$0.69	53.6%
Adjusted earnings per share, diluted (3)	$0.28	$0.18	55.6%	$1.04	$0.69	50.7%
Net cash provided by operating activities	$207,516	$99,547	108.5%	$596,325	$486,211	22.6%
Free cash flow (3)	$156,605	$67,167	133.2%	$452,494	$342,929	31.9%
Active customers (4)	20,514	20,083	2.1%	20,514	20,083	2.1%
Net sales per active customer (5)	$578	$555	4.1%	$578	$555	4.1%
Autoship customer sales (6)	$2,617,343	$2,158,959	21.2%	$9,393,326	$8,493,199	10.6%
Autoship customer sales as a percentage of net sales (6)	80.6%	76.4%		79.2%	76.2%
n/m - not meaningful
(1) Includes the impact of the 14th and 53rd week for Q4 and Fiscal Year 2024, respectively.
(2) Includes share-based compensation expense, including related taxes, of $99.7 million and $332.1 million for the fourteen and fifty-three weeks ended February 2, 2025, compared to $60.7 million and $248.5 million for the thirteen and fifty-two weeks ended January 28, 2024.

(3) Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted basic and diluted earnings per share, and free cash flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” below.

(4) We define active customers as the total number of individual customers who have ordered a product or service, and for whom a product has shipped or for whom a service has been provided, at least once during the preceding 364-day period.

(5) We define net sales per active customer as the aggregate net sales for the preceding four fiscal quarters, divided by the total number of active customers at the end of that period.
(6) We define Autoship customers as customers in a given fiscal quarter for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. We define Autoship customer sales as a percentage of net sales as the Autoship customer sales in a given reporting period divided by the net sales from all orders in that period.

We define net margin as net income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

To provide investors with additional information regarding our financial results, we have disclosed in this earnings release adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision (benefit); interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; severance and exit costs; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

We have included adjusted EBITDA and adjusted EBITDA margin in this earnings release because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as depreciation and amortization and share-based compensation expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision (benefit); interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; and litigation matters and other items which are not components of our core business operations. We believe it is useful to exclude severance and exit costs because these expenses represent temporary initiatives to realign resources and enhance operational efficiency, which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;
•adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction or initiative and include changes in the fair value of equity warrants, severance and exit costs, litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results.

The following table presents a reconciliation of net income to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated:

(in thousands, except percentages)	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
Reconciliation of Net Income to Adjusted EBITDA	February 2, 2025	January 28, 2024	February 2, 2025	January 28, 2024
Net income	$22,792	$31,886	$392,738	$39,580
Add (deduct):
Depreciation and amortization	29,121	27,441	114,557	109,693
Share-based compensation expense and related taxes	99,708	60,665	332,085	248,543
Interest income, net	(3,723)	(31,384)	(35,068)	(58,501)
Change in fair value of unvested equity warrants	(2,491)	(26,621)	(2,369)	(13,079)
Income tax (benefit) provision	(25,489)	4,639	(241,045)	8,650
Severance costs	—	14,348	—	14,348
Exit costs	—	—	—	6,839
Transaction related costs	679	4,660	1,607	7,827
Other	3,936	833	8,032	4,168
Adjusted EBITDA	$124,533	$86,467	$570,537	$368,068
Net sales	$3,247,386	$2,825,904	$11,861,335	$11,147,720
Net margin	0.7%	1.1%	3.3%	0.4%
Adjusted EBITDA margin	3.8%	3.1%	4.8%	3.3%

Adjusted Net Income and Adjusted Basic and Diluted Earnings per Share

To provide investors with additional information regarding our financial results, we have disclosed in this earnings release adjusted net income and adjusted basic and diluted earnings per share, which represent non-GAAP financial measures. We calculate adjusted net income as net income excluding share-based compensation expense and related taxes, releases of valuation allowances associated with deferred tax assets, changes in the fair value of equity warrants, and severance and exit costs. We calculate adjusted basic and diluted earnings per share by dividing adjusted net income attributable to common stockholders by the weighted-average shares outstanding during the period. We have provided a reconciliation below of adjusted net income to net income, the most directly comparable GAAP financial measure.

We have included adjusted net income and adjusted basic and diluted earnings per share in this earnings release because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted basic and diluted earnings per share facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable gains and losses that do not represent a component of our core business operations. We believe it is useful to exclude non-cash share-based compensation expense because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude releases of valuation allowances associated with deferred tax assets as this is not a component of our core business operations. We believe it is useful to exclude changes in the fair value of equity warrants because the variability of equity warrant gains and losses is not representative of our underlying operations. We believe it is useful to exclude severance and exit costs because these expenses represent temporary initiatives to realign resources and enhance operational efficiency, which are not components of our core business operations. Accordingly, we believe that these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted net income and adjusted basic and diluted earnings per share have limitations as financial measures and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies may calculate adjusted net income and adjusted basic and diluted earnings per share differently, which reduces their usefulness as comparative measures. Because of these limitations, you should consider adjusted net income and adjusted basic and diluted earnings alongside other financial performance measures, including various cash flow metrics, net income, basic and diluted earnings per share, and our other GAAP results.

The following table presents a reconciliation of net income to adjusted net income, as well as the calculation of adjusted basic and diluted earnings per share, for each of the periods indicated:

(in thousands, except per share data)	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
Reconciliation of Net Income to Adjusted Net Income	February 2, 2025	January 28, 2024	February 2, 2025	January 28, 2024
Net income	$22,792	$31,886	$392,738	$39,580
Add (deduct):
Share-based compensation expense and related taxes	99,708	60,665	332,085	248,543
Change in fair value of unvested equity warrants	(2,491)	(26,621)	(2,369)	(13,079)
Deferred tax asset valuation allowance release	—	—	(275,669)	—
Severance costs	—	14,348	—	14,348
Exit costs	—	—	—	6,839
Adjusted net income	$120,009	$80,278	$446,785	$296,231
Weighted-average common shares used in computing adjusted earnings per share:
Basic	407,834	431,600	421,351	429,457
Effect of dilutive share-based awards	16,291	2,342	9,639	2,583
Diluted	424,125	433,942	430,990	432,040
Earnings per share attributable to common Class A and Class B stockholders
Basic	$0.06	$0.07	$0.93	$0.09
Diluted	$0.05	$0.07	$0.91	$0.09
Adjusted basic	$0.29	$0.19	$1.06	$0.69
Adjusted diluted	$0.28	$0.18	$1.04	$0.69

Free Cash Flow

To provide investors with additional information regarding our financial results, we have disclosed in this earnings release free cash flow, a non-GAAP financial measure that we calculate as net cash provided by operating activities less capital expenditures (which consist of purchases of property and equipment, capitalization of labor related to our websites, mobile applications, software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure.

We have included free cash flow in this earnings release because it is used by our management and board of directors as an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by operating activities, capital expenditures and our other GAAP results.

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated:

(in thousands)	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	February 2, 2025	January 28, 2024	February 2, 2025	January 28, 2024
Net cash provided by operating activities	$207,516	$99,547	$596,325	$486,211
Deduct:
Capital expenditures	(50,911)	(32,380)	(143,831)	(143,282)
Free Cash Flow	$156,605	$67,167	$452,494	$342,929

Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, pharmacy facilities, veterinary clinics, customer service infrastructure, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover.

Investor Contact:
ir@chewy.com

Media Contact:
Diane Pelkey
dpelkey@chewy.com